UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) June 5, 2018

Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
400 Logue Avenue Mountain View, California 94043
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

 On June 5, 2018, Quotient Technology Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 13, 2018, the record date for the Annual Meeting, 94,286,099 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 80,054,947, or approximately 84.91% of the outstanding common shares entitled to vote, were represented in person or by proxy and, therefore, a quorum was present:

1.	To elect two Class I directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal; and
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

For more information about the foregoing proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange April 20, 2018.

The results of the voting at the Annual Meeting are as follows:

1. Election of two Class I Directors

Nominee	Votes For	Votes Withheld	Broker Non-votes
Mir M. Aamir	64,707,955	446,645	14,900,347
Steve M. Horowitz	63,480,923	1,673,677	14,900,347

Each director nominee was duly elected to serve until the 2021 annual meeting of stockholders and until his successor is duly elected and qualified, subject to earlier resignation or removal.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-votes
79,452,091	592,095	10,761	0

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:  /s/ Connie Chen

Connie Chen
General Counsel, Compliance Officer and Secretary

Date: June 11, 2018